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                                                                  Exhibit 16.1

                         [Grant Thornton LLP Letterhead]



April 16, 1997



Securities and Exchange Commission
Washington, DC 20549

Re:      Southern Mineral Corporation
         File No. 0-8043

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Southern Mineral Corporation dated April 16, 1997, and agree with the statements contained therein.

Very truly yours,


/s/ Grant Thornton LLP

GRANT THORNTON LLP